UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2017 (May 3, 2017)

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301, Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of MBIA Inc. (the “Company”) was held on May 3, 2017 (the “Annual Meeting”). The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against each matter (and percent of shares voted), as well as the number of abstentions (and percent of shares voted) and broker non-votes as to each such matter, where applicable, are set forth below.

Proposal 1: Election of Directors. The shareholders elected the Company’s nominees to the Board of Directors. The voting results were as follows:

Nominees	For (% of shares voted)		Against (% of shares voted)		Abstain (% of shares voted)		Broker Non-Votes
Joseph W. Brown	98,550,317	(98.92%)	436,865	(0.44%)	635,532	(0.64%)	17,841,599
Maryann Bruce	96,859,616	(97.23%)	2,115,116	(2.12%)	647,982	(0.65%)	17,841,599
Francis Y. Chin	97,834,595	(98.21%)	1,140,046	(1.14%)	648,073	(0.65%)	17,841,599
Keith D. Curry	96,872,150	(97.24%)	2,098,013	(2.11%)	652,551	(0.66%)	17,841,599
William C. Fallon	97,216,558	(97.58%)	432,745	(0.43%)	1,973,411	(1.98%)	17,841,599
Steven J. Gilbert	93,837,419	(94.19%)	5,133,074	(5.15%)	652,221	(0.65%)	17,841,599
Charles R. Rinehart	96,866,730	(97.23%)	2,101,763	(2.11%)	654,221	(0.66%)	17,841,599
Lois A. Scott	98,580,051	(98.95%)	394,707	(0.40%)	647,956	(0.65%)	17,841,599
Theodore Shasta	98,551,142	(98.92%)	420,023	(0.42%)	651,549	(0.65%)	17,841,599
Richard C. Vaughan	98,529,667	(98.90%)	442,132	(0.44%)	650,915	(0.65%)	17,841,559

Proposal 2: Approval of Compensation Paid to Named Executive Officers. The shareholders voted to approve the compensation of the Company’s named executive officers listed in the proxy statement for the Annual Meeting. The shareholder vote is advisory and non-binding. The voting results were as follows:

For (% of shares voted)		Against (% of shares voted)		Abstain (% of shares voted)		Broker Non-Votes
69,720,174	(69.98%)	29,789,907	(29.90%)	112,633	(0.11%)	17,841,599

Proposal 3: Vote on Frequency of the Shareholder Vote on Named Executive Officer Compensation. The shareholders voted for the Company to present shareholders with the opportunity to vote on the compensation awarded to its named executive officers every year. The shareholder vote is advisory and non-binding. The voting results were as follows:

Every Year (% of shares voted)		Every Two Years (% of shares voted)		Every Three Years (% of shares voted)		Abstain (% of share voted)
89,709,101	(90.05%)	52,957	(0.05%)	9,640,114	(9.68%)	220,542	(0.22%)

Proposal 4: Approval of the Performance Goals in the MBIA Inc. 2005 Omnibus Incentive Plan, as amended. The Shareholders voted to approve the performance goals in the MBIA Inc. 2005 Omnibus Incentive Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code. The voting results were as follows:

For (% of shares voted)		Against (% of shares voted)		Abstain (% of shares voted)		Broker Non-Votes
98,747,058	(99.12%)	678,964	(0.68%)	196,692	(0.20%)	17,841,599

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm. The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017. The voting results were as follows:

For (% of shares voted)		Against (% of shares voted)		Abstain (% of shares voted)		Broker Non-Votes
114,986,327	(97.89%)	2,251,843	(1.92%)	226,143	(0.19%)	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Jonathan C. Harris
Jonathan C. Harris
General Counsel

Date: May 5, 2017